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                                 Exhibit (13)(a)

                     Management and Administration Agreement
                                     between
                             One Group Mutual Funds
                                       and
                     One Group Administrative Services, Inc.



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                     MANAGEMENT AND ADMINISTRATION AGREEMENT

         THIS AGREEMENT is made effective as of the 1st day of November, 2000, by and between One Group(R) Mutual Funds, a Massachusetts business trust (the "Trust"), having its principal place of business at 1111 Polaris Parkway, Columbus, Ohio 43240, and One Group Administrative Services, Inc. (the "Administrator"), a Delaware corporation having its principal place of business at 1111 Polaris Parkway, Columbus, Ohio 43240.

BACKGROUND INFORMATION

        A. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), currently consisting of fifty-five series of shares of beneficial interest ("Shares");

        B. The Trust desires to retain the Administrator to furnish management, administrative, fund accounting and shareholder services to each series of the Trust, all as now or hereafter may be identified on Schedule A hereto as such Schedule may be amended from time to time ("Funds").

STATEMENT OF AGREEMENT

         The Trust and the Administrator hereby acknowledge the accuracy of the foregoing Background Information and hereby agree as follows:

         ARTICLE 1. RETENTION OF THE ADMINISTRATOR. The Trust hereby retains the Administrator to act as the administrator of the Funds and to furnish the Funds with the management, administrative, fund accounting and shareholder services as set forth in Article 2, Article 3 and Article 4 below. The Administrator hereby accepts such employment to perform the duties set forth below. The Administrator shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way and shall not be deemed an agent of the Trust.

         ARTICLE 2. MANAGEMENT AND ADMINISTRATIVE SERVICES. Subject to the direction and control of the Board of Trustees of the Trust (the "Trustees"), the Administrator shall perform or supervise the performance by others of administrative services in connection with the operations of the Funds, except those performed by the investment advisor for the Funds under its Investment Advisory Agreement, the custodian for the Funds under its Custodian Agreement, and the transfer agent for the Funds under its Transfer Agency Agreement.

    Without limiting the generality of the foregoing, the Administrator shall:



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a.       Provide all necessary office facilities (which may be in the offices of the Administrator or an affiliate), equipment, and personnel for handling the affairs of the Funds;

b. Subject to supervision by counsel to the Trust, prepare amendments to, file, and maintain the Trust's governing documents, including the Declaration of Trust, the Bylaws, and minutes of meetings of shareholders;

c. Provide individuals reasonably acceptable to the Trust's Trustees to serve as officers of the Trust, who will be responsible for the management of certain of the Trust's affairs as determined by the Trust's Trustees;

d. Prepare agenda and compile board materials for all Trustee meetings and review, file, and maintain minutes of meetings of Trustees;

e. Provide appropriate personnel and prepare appropriate materials for Board of Trustees meetings;

f. Subject to supervision by counsel to the Trust, prepare, review, and file the Trust's Registration Statement (on Form N-1A, Form N-14 or any replacements therefor), periodic supplements to the Registration Statement, proxy materials, and other filings with the Securities and Exchange Commission (the "Commission;

g. Arrange for and coordinate the layout and printing of prospectuses, statements of additional information, semi-annual and annual reports to shareholders, and proxy materials;

h. Prepare, with the assistance of the Trust's investment advisor, communications to shareholders;

i. Coordinate the mailing of prospectuses, notices, proxy statements, proxies, semi-annual and annual reports to shareholders, and other reports to Trust shareholders, and supervise and facilitate the proxy solicitation process for all shareholder meetings, including the tabulation of shareholder votes;

j.       Prepare for and conduct shareholder meetings, if necessary;

k. Assist with the design, development, and operation of Funds for the Trust, including new classes, investment objectives, policies and structure;

l.       Prepare semi-annual and annual financial statements;

m. Prepare and file periodic reports to shareholders and the Commission on Form N-SAR or any replacement forms therefor;

n. Prepare and file Notices to the Commission required pursuant to Rule 24f-2 of the 1940 Act;

o. Compile data for, assist the Trust or its designee in the preparation of, and file, all of the Funds' federal and state tax returns and required tax filings other than those required to be made by the Trust's custodian and transfer agent;

p. Prepare and distribute year-end shareholder tax information letters and Forms 1099-MISC for trustee fees and vendor payments;



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q.       Identify and track book-tax differences;

r.       Prepare quarterly tax compliance checklist for use by Fund managers;

s. Calculate declaration of income/capital gain distributions in compliance with income/excise tax distribution requirements and ensure that such distributions are not "preferential" under the Internal Revenue Code;

t. Review the operations and performance of the various organizations providing services to the Trust or any Fund of the Trust, including, without limitation, the Trust's investment advisor, custodian, sub-advisor, transfer agent, outside legal counsel, independent public accountants, and other entities providing services to the Trust, and at the request of the Trustees, report to the Trustees on the performance of such organizations;

u. Prepare, negotiate, and administer contracts on behalf of the Trust with, among others, the Trust's investment advisor, custodian, and transfer agent;

v. Calculate contractual Trust expenses and control all disbursements for the Trust, and as appropriate compute the Trust's yields, total return, expense ratios, portfolio turnover rate and, if required, portfolio average dollar-weighted maturity;

w. Prepare annual Trust expense budget and monthly accrual analyses, perform various expense savings analysis and expense benchmarking analysis;

x.       Review all invoices for Trust expenses;

y. Calculate performance data of the Funds for dissemination to information service providers covering the investment company industry;

z.       Review marketing material to verify that Fund information is accurate;

aa. Prepare and file proofs of claims in connection with Class Action notices;

bb. Monitor the Trust's compliance with the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, so as to enable the Trust to maintain its status as a "regulated investment company;"

cc. Monitor the Trust's compliance with the Trust's registration statement and the 1940 Act and the regulations issued thereunder;

dd. Obtain and keep in effect fidelity bonds and directors and officers/errors and omissions insurance policies for the Trust in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act as such bonds and policies are approved by the Trust's Trustees;

ee.      Provide information and assistance with inspections by the Commission;

ff. Coordinate annual audit activities, including providing information and assistance with respect to audits conducted by the Trust's independent auditors; and

gg. Perform all administrative services and functions of the Trust and each Fund to the extent administrative services and functions are not provided to the Trust or such Fund pursuant to the Trust's or such Fund's investment advisory agreement, custodian agreement, and transfer agent agreement.



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         The Administrator shall perform such other administrative services for the Trust that are mutually agreed upon by the parties from time to time.

         ARTICLE 3. FUND ACCOUNTING SERVICES. Subject to the direction and control of the Trustees, the Administrator shall perform or supervise the performance by others of fund accounting services in connection with the operations of the Funds, except those performed by the investment advisor for the Funds under its Investment Advisory Agreement, the custodian for the Funds under its Custodian Agreement, and the transfer agent for the Funds under its Transfer Agency Agreement. Without limiting the generality of the foregoing, the Administrator shall:

         a. Prepare and maintain the following books and records of each Fund pursuant to Rule 31a-1 under the Investment Company Act of 1940 (the "Rule"):

                  (1) Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

                  (2) General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of the Rule;

                  (3)      Separate ledger accounts required by subsection
                           (b)(2)(ii) and (iii) of the Rule; and

                  (4) A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.

         b.       Perform the following accounting services daily for each Fund:

                  (1) Calculate the net asset value per share utilizing prices obtained from the sources described in subsection 3(b)(2) above;

                  (2) Obtain security prices from independent pricing services, or if such quotes are unavailable, sources identified in Pricing Guidelines adopted by the Trustees;

                  (3) Verify and reconcile with the Fund's custodian all daily trade activity;

                  (4) Compute, as appropriate, each Fund's net income and capital gains, dividend payables, dividend factors, 7-day yields, 7-day effective yields, 30-day yields, distribution yields, and weighted average portfolio maturity;

                  (5) Review daily the net asset value calculation and dividend factor (if any) for each Fund prior to release to shareholders, and check and confirm the



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                           net asset values and dividend factors for
                           reasonableness and deviations, and distribute net asset values and yields to NASDAQ;

                  (6) Report to the Trust the weekly market pricing of securities in any money market fund, with the comparison to the amortized cost basis;

                  (7) Determine unrealized appreciation and depreciation on securities held in variable net asset value Funds;


                  (8) Amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by the Trust;

                  (9) Update fund accounting system to reflect rate changes on variable interest rate instruments;

                  (10)     Post Fund transactions to appropriate categories;

                  (11)     Accrue expenses of each Fund;

                  (12) Determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts;

                  (13) Provide accounting reports in connection with the Trust's regular annual audit and other audits and examinations by regulatory agencies; and

         c.       Perform the following additional accounting services for each
                  Fund:

                  (1) Provide monthly a download (and hard copy thereof) of the financial statements described below, upon request of the Trust. The download will include the following items:

                           Statement of Assets and Liabilities,
                           Statement of Operations,
                           Statement of Changes in Net Assets, and
                           Condensed Financial Information;

                  (2)      provide cash flow reports.


         ARTICLE 4. SHAREHOLDER SERVICES. Subject to the direction and control of the Trustees, the Administrator shall perform or supervise the performance by others of shareholder services in connection with the operations of the Funds, except those performed by the investment advisor for the Funds under its Investment Advisory Agreement, the custodian for the Funds under its Custodian Agreement, and the transfer agent for the Funds under its Transfer Agency Agreement. Without limiting the generality of the foregoing, the Administrator shall:

a. Answer incoming telephone calls to One Group's toll-free telephone number;



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         b.       Answer, research and resolve questions from shareholders,
                  registered representatives associated with broker-dealers authorized to sell shares of One Group Mutual Funds or other inquirers;

         c.       Develop and maintain web site content for One Group; and

         d. Enhance web site to retain state-of-the-art status versus benchmarked sites.


         ARTICLE 5. ADDITIONAL SERVICES; DELEGATION. The Administrator may provide additional reports and services upon the request of the Trust or a Fund's investment advisor, which may result in an additional charge, the amount of which shall be agreed upon between the parties. The Administrator may delegate some or all of its responsibilities under this Agreement, as provided in Article 11.

         ARTICLE 6.  ALLOCATION OF CHARGES AND EXPENSES.

         (A) THE ADMINISTRATOR. The Administrator shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. The Administrator shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Trust as well as all Trustees of the Trust who are officers or employees of the Administrator or any affiliated company of the Administrator; provided, however, that unless otherwise specifically provided, the Administrator shall not be obligated to pay the compensation of any employee of the Trust retained by the Trustees of the Trust to perform services on behalf of the Trust.

         (B) THE TRUST. The Trust assumes and shall pay or cause to be paid all other expenses of the Trust not otherwise allocated herein, including, without limitation, organization costs, taxes, fees and expenses for legal and auditing services, fees and expenses of pricing services, transfer agency fees and expenses, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing shareholders, all expenses incurred in connection with issuing and redeeming shares, the costs of custodial services, the cost of initial and ongoing registration of the shares under Federal and state securities laws, fees and out-of-pocket expenses of Trustees who are not officers or employees of the Administrator, the Distributor, or the Investment Advisor to the Trust or any affiliated company of the Administrator, the Distributor, or the Investment Advisor, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisors to the Trust.

         ARTICLE 7.  COMPENSATION OF THE ADMINISTRATOR.

         (A) ADMINISTRATION FEE. In consideration of the services rendered, the facilities furnished and the expenses assumed by the Administrator pursuant to this Agreement, the Trust shall pay the Administrator compensation at an annual rate specified in Schedule A attached hereto. Such compensation shall be calculated and accrued daily, and paid to the Administrator on the first business day of each month, or at such time(s) as the Administrator shall request and the parties hereto shall agree. The Trust shall also reimburse the Administrator for its reasonable



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out-of-pocket expenses, including the travel and lodging expenses incurred by officers and employees of the Administrator in connection with attendance at Trustee meetings. If this Agreement terminates before the last day of a month, the Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

         For the purpose of determining fees payable to the Administrator, the value of net assets of a particular Fund shall be computed in the manner described in the Trust's Declaration of Trust or in the Prospectus or Statement of Additional Information for the computation of the Trust's net assets in connection with the determination of the net asset value of the Trust's shares.

         (B) SURVIVAL OF COMPENSATION RIGHTS. All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

         ARTICLE 8. LIMITATION OF LIABILITY OF THE ADMINISTRATOR. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable law which cannot be waived or modified hereby. Any person, even though also an employee, or agent of the Administrator, who may be or become an officer, Trustee, employee or agent of the Trust or the Funds shall be deemed, when rendering services to the Trust or the Funds, or acting on any business of that party, to be rendering such services to or acting solely for that party and not as a partner, employee, or agent or one under the control or direction of the Administrator even though paid by it.

         So long as the Administrator acts in good faith and with due diligence and without negligence, the Trust assumes full responsibility and shall indemnify the Administrator, its employees, agents, directors, officers and nominees and hold them harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of the Administrator's actions taken or nonactions with respect to the performance of services hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

         The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained



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herein shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or hold the Administrator harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Administrator will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust, but failure to do so in good faith shall not affect the rights hereunder.

         The Trust shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to the Administrator, whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the Administrator shall bear the fees and expenses of any additional counsel retained by it. If the Trust does not elect to assume the defense of a suit, it will reimburse the Administrator for the reasonable fees and expenses of any counsel retained by the Administrator.

         The Administrator may apply to the Trust at any time for instructions and may consult counsel for the Trust or its own counsel and with accountants and other experts with respect to any matter arising in connection with the Administrator's duties, and the Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

         The Administrator shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. The Administrator will not be held to have notice of any change of authority of any officers, employees or agents of the Trust until receipt of written notice thereof from the Trust.

         ARTICLE 9. ACTIVITIES OF THE ADMINISTRATOR. The services of the Administrator rendered to the Trust are not to be deemed to be exclusive. The Administrator is free to render such services to others and to have other businesses and interests. It is understood that directors, officers, employees and shareholders of the Trust are or may be or become interested in the Administrator, as officers, employees or otherwise and that partners, officers and employees of the Administrator and its counsel are or may be or become similarly interested in the Trust, and that the Administrator may be or become interested in the Trust as an owner of Trust shares or otherwise.

         ARTICLE 10. TERM. This Agreement shall become effective as of the date first written above (or, if a particular Fund is not in existence on the date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed) and shall continue until October 31, 2001, and unless sooner terminated as provided herein, thereafter shall be renewed automatically for successive one-year terms, unless written notice not to renew is given by the non-renewing party to the other party at least 60 days prior to the expiration of the then-current term.



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         Notwithstanding the foregoing, this Agreement may be terminated at any time by mutual agreement of the parties hereto or for "cause." For purposes of this Agreement, "cause" shall mean (a) willful misfeasance, bad faith, gross negligence or reckless disregard of the party to be terminated; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (c) financial difficulties on the part of the party to be terminated which is evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time in effect, or any applicable law of any jurisdiction relating to the liquidation or reorganization of debtors or the modification or alteration of the rights of creditors; or (d) any circumstance which substantially impairs the performance of the obligations and duties, as contemplated herein.

         If, for any reason other than "cause" as defined above, the Administrator is replaced as administrator and fund accountant, or if a third party is added to perform all or a part of the services provided by Administrator under this Agreement, then the Trust shall make a one-time cash payment, as liquidated damages, to the Administrator equal to the balance due the Administrator for the remainder of the term of this Agreement, assuming for purposes of calculation of the payment that the asset level of the Trust on the date Administrator is replaced, or a third party is added, will remain constant for the balance of the contract term.

         ARTICLE 11. ASSIGNMENT. This Agreement shall not be assigned by either party without the written consent of the other party; provided, however, that the Administrator may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder. The Administrator shall not, however, be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that the Administrator shall be responsible, to the extent provided in Article 8 hereof, for all acts of such subcontractor as if such acts were its own. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         ARTICLE 12. AMENDMENTS. This Agreement may be amended by the parties hereto only if such amendment is specifically approved (i) by the vote of a majority of the Trustees of the Trust, and (ii) by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party.

         For special cases, the parties hereto may amend such procedures set forth herein as may be appropriate or practical under the circumstances, and the Administrator may conclusively assume that any special procedure which has been approved by the Trust does not conflict with or violate any requirements of its Declaration of Trust or then current prospectuses, or any rule, regulation or requirement of any regulatory body.

         ARTICLE 13. CERTAIN RECORDS. The Administrator shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by the Administrator on behalf of the Trust shall be prepared and maintained at the



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expense of the Administrator, but shall be the property of the Trust and will be made available to or surrendered promptly to the Trust on request.

         In case of any request or demand for the inspection of such records by another party, the Administrator shall notify the Trust and follow the Trust's instructions as to permitting or refusing such inspection; provided that the Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

         ARTICLE 14. DEFINITIONS OF CERTAIN TERMS. The terms "interested person" and "affiliated person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Commission.

         ARTICLE 15. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if delivered to the other party at the following address: 1111 Polaris Parkway, Columbus, Ohio 43240, or at such other address as a party may from time to time specify in writing to the other party pursuant to this Section.

         ARTICLE 16. GOVERNING LAW AND MATTERS RELATING TO THE TRUST AS A MASSACHUSETTS BUSINESS TRUST. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts. The names "One Group(R) Mutual Funds" and "Trustees of One Group Mutual Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated May 23, 1985, as amended and restated February 18, 1999 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of `One Group Mutual Funds' entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

                            [Signature Pages Follow]



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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the day and year first above written.

                                          ONE GROUP MUTUAL FUNDS


                                          By: /s/ Mark A. Beeson
                                              ---------------------------

                                          Title:   President
                                                 ------------------------

                                          ONE GROUP ADMINISTRATIVE
                                          SERVICES, INC.


                                          By: /s/ Robert L. Young
                                              ---------------------------

                                          Title:   Vice President
                                                 ------------------------




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                                   SCHEDULE A
                 TO THE MANAGEMENT AND ADMINISTRATION AGREEMENT
                                     BETWEEN
                            ONE GROUP(R) MUTUAL FUNDS
                                       AND
                     ONE GROUP ADMINISTRATIVE SERVICES, INC.

NAME OF THE MULTIPLE CLASS FUNDS
--------------------------------

Prime Money Market Fund
U.S. Treasury Securities Money Market Fund
Municipal Money Market Fund
Michigan Municipal Money Market Fund
Ohio Municipal Money Market Fund
Treasury Prime Money Market Fund
U.S. Government Securities Money Market Fund
Cash Management Money Market Fund
Treasury Cash Management Money Market Fund
Treasury Prime Cash Management Money Market Fund
U.S. Government Cash Management Money Market Fund
Municipal Cash Management Money Market Fund
Small Cap Growth Fund
Small Cap Value Fund
Mid Cap Growth Fund
Mid Cap Value Fund
Diversified Mid Cap Fund
Large Cap Growth Fund
Large Cap Value Fund
Equity Income Fund
Diversified Equity Fund
Balanced Fund
Equity Index Fund
Market Expansion Index Fund
Technology Fund
International Equity Index Fund
Diversified International Fund
Real Estate Fund
Ultra Short-Term Bond Fund
Short-Term Bond Fund
Intermediate Bond Fund
Bond Fund
Income Bond Fund
Government Bond Fund
Treasury & Agency Fund
High Yield Bond Fund
Mortgage-Backed Securities Fund
Short-Term Municipal Bond Fund
Intermediate Tax-Free Bond Fund
Tax-Free Bond Fund
Municipal Income Fund
Arizona Municipal Bond Fund
Kentucky Municipal Bond Fund
Louisiana Municipal Bond Fund
Michigan Municipal Bond Fund
Ohio Municipal Bond Fund
West Virginia Municipal Bond Fund



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COMPENSATION REGARDING MULTIPLE CLASS FUNDS

         Compensation for each of the above Funds (the "Multiple Class Funds") shall be at annual rates of the Fund's average daily net assets as follows: twenty one-hundredths of one percent (.20%) of amounts included in that portion of the aggregate daily net assets of all Multiple Class Funds subject to this Agreement equal to or less than $1,500,000,000; eighteen one-hundredths of one percent (.18%) of amounts included in the portion of the aggregate daily net assets of all Multiple Class Funds subject to this Agreement between $1,500,000,000 and $2,000,000,000; and sixteen one-hundredths of one percent (.16%) of amounts included in that portion of the aggregate daily net assets of all Multiple Class Funds subject to this Agreement in excess of $2,000,000,000. The fees pertaining to each Multiple Class Fund shall be computed daily in amounts strictly proportionate to the amount of the Fund's average daily net assets as a percentage of the aggregate daily net assets of all Multiple Class Funds subject to this Agreement, and shall be paid periodically.

NAME OF INSTITUTIONAL MONEY MARKET FUNDS

Institutional Prime Money Market Fund
Treasury Only Money Market Fund
Government Money Market Fund
Tax Exempt Money Market Fund

COMPENSATION REGARDING INSTITUTIONAL MONEY MARKET FUNDS

         Compensation for each of the Funds listed immediately above (the "Institutional Money Market Funds") shall be at the following annual rates: five one-hundredths of one percent (.05%) of the Fund's average daily net assets. The fees pertaining to each Single Class Fund shall be computed daily and paid periodically.

NAME OF FUND OF FUNDS
Investor Growth Fund
Investor Growth and Income Fund
Investor Balanced Fund
Investor Conservative Growth Fund

COMPENSATION REGARDING FUND OF FUNDS

         Compensation for each of the above Funds (the "Fund of Funds") shall be at annual rates as follows: ten one-hundredths of one percent (.10%) of the Fund's average daily net assets on the first $500,000,000 in Fund assets; seven and one-half one-hundredths of one percent (.075%) of the Fund's average daily net assets between $500,000,000 and $1,000,000,000 and five one-hundredths of one percent (.05%) of the Fund's average daily net assets in excess of $1,000,000,000.

ONE GROUP(R) MUTUAL FUNDS                ONE GROUP ADMINISTRATIVE SERVICES, INC.


By:   /s/ Mark A. Beeson                 By:    /s/ Robert L. Young
    ---------------------------              -----------------------------


Date:    9/25/00                         Date:  9/22/00
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